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                                                                  Exhibit 21.1

                       SILICON GRAPHICS, INC. SUBSIDIARIES


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
                                                                           JURISDICTION OF
            NAME                                                            INCORPORATION
            ----                                                           ---------------
Alias/Wavefront, Inc.                                                        California
ParaGraph International, Inc.                                                California
WTI Developments, Inc.                                                       California
Cray Research, LLC                                                           Delaware
Cray Asia/Pacific, Inc.                                                      Delaware
Cray Financial Corporation                                                   Delaware
Cray Research (America Latina) Ltd.                                          Delaware
Cray Research (Eastern Europe) Ltd.                                          Delaware
Cray Research (India) Ltd.                                                   Delaware
Cray Research International, Inc.                                            Delaware
MIPS Technologies, Inc.                                                      Delaware
Silicon Graphics Real Estate, Inc.                                           Delaware
Silicon Graphics World Trade Corporation                                     Delaware
Silicon Studio, Inc.                                                         Delaware
Silicon Graphics S.A.                                                        Argentina
Silicon Graphics Pty Limited                                                 Australia
Silicon Graphics Computer Systems Ges.m.b.H.                                 Austria
Silicon Graphics International Inc.                                          Barbados
Silicon Graphics S.A./N.V.                                                   Belgium
Alias/Wavefront N.V.                                                         Belgium
Silicon Graphics Comercio e Servicos Limitada                                Brazil
Cray Research (Canada) Inc.                                                  Canada
Silicon Graphics Limited                                                     Canada
Silicon Graphics S. A.                                                       Chile
Silicon Graphics spolecnost s rucerum omezenym                               Czech Republic
Silicon Graphics A/S                                                         Denmark
Silicon Graphics OY                                                          Finland
Silicon Graphics                                                             France
Alias/Wavefront S.A.                                                         France
Silicon Graphics GmbH                                                        Germany
Alias/Wavefront GmbH                                                         Germany
Silicon Graphics A.E.                                                        Greece
Silicon Graphics Limited                                                     Hong Kong
Silicon Graphics Kft.                                                        Hungary
Silicon Graphics Systems (India) Ltd                                         India
Cray Research (Israel) Ltd.                                                  Israel
Silicon Graphics Computer Systems Limited                                    Israel
Alias/Wavefront  Srl                                                         Italy
Silicon Graphics S.p.A.                                                      Italy
Cray Foreign Sales Corporation, Ltd.                                         Jamaica
Alias/Wavefront K.K.                                                         Japan
SGI Japan Limited.                                                           Japan



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                                                                             JURISDICTION OF
            NAME                                                             INCORPORATION
            ----                                                             ---------------
Korea Silicon Graphics Ltd.                                                  South Korea
Silicon Graphics Sdn. Bhd.                                                   Malaysia
Silicon Graphics S.A. de C.V.                                                Mexico
Silicon Graphics B.V.                                                        Netherlands
Silicon Graphics Europe Trade B.V.                                           Netherlands
Silicon Graphics World Trade B.V.                                            Netherlands
Silicon Graphics Limited                                                     New Zealand
Silicon Graphics A/S                                                         Norway
Silicon Graphics Computer Engineering and Technology                         People's Republic of China
(China) Co. Ltd.
Cray-S.G.-Sistemas Informatico, Sociedada Unipessoal, LDA                    Portugal
Silicon Graphics LLC                                                         Russia
Silicon Graphics Pte. Limited                                                Singapore
Silicon Graphics (Pty) Limited                                               South Africa
Silicon Graphics, S.A.                                                       Spain
Silicon Graphics AB                                                          Sweden
Silicon Graphics S.A.                                                        Switzerland
Silicon Graphics Manufacturing S.A.                                          Switzerland
Silicon Graphics Limited                                                     Taiwan
Silicon Graphics Bilbisayar Sistemleri Anonim Siket                          Turkey
Alias/Wavefront Limited                                                      United Kingdom
Silicon Graphics Limited                                                     United Kingdom
Silicon Graphics Manufacturing Finance Limited                               Jersey Channel Islands
Silicon Graphics S.A.                                                        Venezuela
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